Exhibit 4.1

UNITED RENTALS (NORTH AMERICA), INC.

as the Company

and

UNITED RENTALS, INC.

and

THE SUBSIDIARIES NAMED HEREIN

as Guarantors

to

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of March 26, 2014

$850,000,000

5.75% Senior Notes due 2024

CROSS REFERENCE TABLE(1)

Trust Indenture Act	Indenture
Section	Section
310(a)(1)	6.09
310(a)(2)	6.09
310(a)(3)	N.A.(2)
310(a)(4)	N.A.
310(a)(5)	N.A.
310(b)	6.08; 6.10
310(c)	N.A.
311(a)	6.13
311(b)	6.13
311(c)	N.A.
312(a)	7.01; 7.02
312(b)	7.02
312(c)	7.02
313(a)	7.03
313(b)	7.03
313(c)	1.06; 7.03
313(d)	7.03
314(a)	7.04
314(a)(4)	1.02
314(b)	N.A.
314(c)(1)	1.02
314(c)(2)	1.02
314(c)(3)	N.A.
314(d)	N.A.
314(e)	1.02
314(f)	N.A.
315(a)	6.01
315(b)	6.02
315(c)	6.01
315(d)	6.01
315(e)	5.14
316(a)(1)(A)	5.12
316(a)(1)(B)	5.13
316(a)(2)	N.A.
316(a)(last sentence)	1.01(3)

(1)  Note:  This Cross Reference Table shall not, for any purpose, be deemed part of this Indenture.

(2)  Not Applicable.

(3)  Definition of “Outstanding.”

i

316(b)	5.07; 5.08
316(c)	1.04
317(a)(1)	5.03
317(a)(2)	5.04
317(b)	10.03
318(a)	1.07

TABLE OF CONTENTS

ARTICLE I

Definitions and Other Provisions
of General Application

v

Schedule A	The Subsidiary Guarantors
Appendix	Provisions Relating to Securities
Exhibit A	Form of Security
Exhibit B	Form of Notation on Security Relating to Guarantee

INDENTURE, dated as of March 26, 2014, among UNITED RENTALS (NORTH AMERICA), INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, UNITED RENTALS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called “Holdings”), the Subsidiaries of the Company named in Schedule A and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association having its designated corporate trust office at 150 East 42nd Street, 40th Floor, New York, New York 10017, as trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 5.75% Senior Notes due 2024 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

Each Guarantor desires to make the Guarantee provided herein and has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, and each Guarantee, when executed and delivered hereunder by each Guarantor, the valid and legally binding obligations of the Company and each Guarantor, and to make this Indenture a valid and legally binding agreement of the Company and each Guarantor, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I
Definitions and Other Provisions
of General Application

SECTION 1.01. Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

(4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time;

(7) “or” is not exclusive;

(8) “including” means including without limitation;

(9) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(10)  all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified.

Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

“4.000% Convertible Senior Notes” means the $168 million aggregate principal amount of 4.000% Convertible Senior Notes due 2015 issued by Holdings.

“Acquired Indebtedness” means Indebtedness of a Person:

(a) assumed in connection with an Asset Acquisition from such Person; or

(b) existing at the time such Person becomes a Subsidiary of any other Person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming a Subsidiary.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Acquisition Deadline” has the meaning specified in Section 11.09(a).

“Additional Securities” means the Company’s 5.75% Senior Notes due 2024 issued from time to time after the Issue Date under this Indenture (other than pursuant to Sections 3.04, 3.05, 3.06, 10.13, 10.14 or 11.08 of this Indenture).

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after May 15, 2019, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month, except that if the period from the redemption date to May 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Applicable Premium” means, with respect to any Securities at any Redemption Date, the greater of

(1)                                 1.00% of the principal amount of such Securities; and

(2)                                 the excess of (a) the present value at such Redemption Date of (i) the redemption price of the Securities on May 15, 2019 as set forth in the form of Security plus (ii) all required remaining scheduled interest payments due on such Securities through May 15, 2019 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date, over (b) the principal amount of such Securities on such Redemption Date.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary or a transaction pursuant to which the Company or a Restricted Subsidiary merges with or into any other Person and such Person assumes the obligations of the Company or such Restricted Subsidiary, as applicable, in accordance with Article VIII; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of:

(a) any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or to the extent required by applicable law);

(b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(c) any other properties or assets of the Company or any Restricted Subsidiary, other than, in the case of clause (a), (b) or (c) above,

(i) sales, conveyances, transfers, leases or other dispositions of (x) obsolete, damaged or used equipment or (y) other equipment or inventory in the ordinary course of business;

(ii) sales, conveyances, transfers, leases or other dispositions of assets in one or a series of related transactions for an aggregate consideration of less than $75,000,000;

(iii) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(iv) for purposes of Section 10.14 only, (x) a disposition that constitutes a Restricted Payment permitted by Section 10.09 or a Permitted Investment, (y) a disposition governed by Article VIII and (z) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets in connection with a Securitization Transaction;

(v) any exchange of like property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, and to be used in a Related Business;

(vi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or agreement, or necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

(vii) any disposition of Cash Equivalents;

(viii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(ix) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(x) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than a Company or a Restricted Subsidiary) from which such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquires its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

(xi) the abandonment or other disposition of trademarks, copyrights, patents or other intellectual property that are, in the good faith determination of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its subsidiaries taken as a whole; and

(xii) (x) non-exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles; and (y) exclusive licenses, sublicenses or cross-licenses of intellectual property or other general intangibles in the ordinary course of business.

“Asset Sale Offer” has the meaning specified in Section 10.14(c).

“Asset Sale Offer Price” has the meaning specified in Section 10.14(d).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation.”

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

(i) the sum of the products of:

(a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness; and

(b) the amount of each such principal payment; by

(ii) the sum of all such principal payments.

“Bankruptcy Code” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

“Capitalized Lease Obligation” means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; provided, that if GAAP shall change after the Issue Date so that a lease (or other agreement conveying the right to use property) that would not be classified as a capital lease under GAAP as in effect as of the Issue Date would be classified as a capital lease, then the obligations under such lease (or other agreement conveying the right to use any property) shall not be considered to be a Capitalized Lease Obligation.

“Cash Equivalents” means, at any time:

(a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

(b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-1 by S&P or P-1 by Moody’s;

(c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers’ acceptance, maturing not more than one year after such time, or overnight federal funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) any repurchase agreement entered into with any commercial banking institution of the stature referred to in clause (c) which:

(i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

(ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e) investments in short-term asset management accounts managed by any bank party to a Credit Facility which are invested in indebtedness of any state or municipality of the United States or of the District of Columbia and which are rated under one of the two highest ratings then obtainable from S&P or by Moody’s or investments of the types described in clauses (a) through (d) above; and

(f) investments in funds investing primarily in investments of the types described in clauses (a) through (e) above.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company or Holdings (other than, in the case of the Company, Holdings or a wholly owned Subsidiary of Holdings);

(b) the Company or Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its properties and assets as an entirety to any Person (other than (1) with respect to the Company, to Holdings, a wholly owned Subsidiary of Holdings or a Subsidiary Guarantor and (2) with respect to Holdings, to a wholly owned Subsidiary of Holdings, the Company or a Subsidiary Guarantor, or any Person that consolidates with, or merges with or into, the Company or Holdings), in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction involving a merger or consolidation where:

(i) the outstanding Voting Stock of the Company or Holdings is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation; and

(ii) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Holdings or any wholly owned Subsidiary of Holdings, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; or

(c) the Company is liquidated or dissolved or adopts a plan of liquidation.

“Change of Control Offer” has the meaning specified in Section 10.13(a).

“Change of Control Purchase Date” has the meaning specified in Section 10.13(a).

“Change of Control Purchase Price” has the meaning specified in Section 10.13(a).

“Code” means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture and each successor Person pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written order or request signed in the name of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee or Paying Agent, as applicable.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the Redemption Date to May 15, 2019 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 15, 2019.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is given to the Company, Reference Treasury Dealer Quotations for such Redemption Date.

“Concurrent Securities” means up to $525,000,000 principal amount of Senior Notes due 2023, issued on the Issue Date.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense;

(d) Consolidated Income Tax Expense;

(e) any fees, expenses or charges related to the issuance of the Securities and Guarantees, the issuance of the Concurrent Securities and related guarantees, the RSC Merger Transactions, the National Pump Transactions or to any Equity Offering, Investment, merger, acquisition, disposition, consolidation, recapitalization or the incurrence or repayment of Indebtedness permitted by this Indenture (including any refinancing or amendment of any of the foregoing) (whether or not consummated or incurred);

(f) the amount of any restructuring charges or reserves (which shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, costs related to start up, closure, relocation or consolidation of facilities, costs to relocate employees, consulting fees, one time information technology costs, one time branding costs and losses on the sale of excess fleet from closures); provided, however, that the aggregate amount of such charges or reserves added to Consolidated Cash Flow Available for Fixed Charges for any period pursuant to this clause (f) (when taken together with any amounts added pursuant to clause (g)(C)(ii) below) will not exceed the greater of 20.0% of Consolidated Cash Flow Available for Fixed Charges of such Person for such period; and

(g) the amount of net cost savings and synergies projected by the Company in good faith to be realized (which shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) the aggregate amount of any cost savings and synergies added pursuant to this clause (g) (when taken together with any amounts added pursuant to clause (f) above) shall not exceed 20.0% of Consolidated Cash Flow Available for Fixed Charges for such period, less

(ii) (x) non-cash items increasing Consolidated Net Income and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in the most recent Four Quarter Period.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating:

(1) all intercompany items between the Company and any Restricted Subsidiary; and

(2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period.

The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

(a) the incurrence of Indebtedness requiring calculation of the Consolidated Fixed Charge Coverage Ratio and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period during the period from the date of creation of such facility to the date of such calculation);

(b) the incurrence, repayment, defeasance, retirement or discharge of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the Four Quarter Period as if such Indebtedness was incurred, repaid, defeased, retired or discharged at the beginning of the Four Quarter Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Four Quarter Period or such shorter period for which such facility was outstanding (or, if such facility was created after the end of the Four Quarter Period, based upon the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation or such shorter period)); and

(c) any Asset Sale or Asset Acquisition occurring since the first day of the Four Quarter Period (including to the date of calculation) as if such acquisition or disposition occurred at the beginning of such Four Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to any Investment, acquisition, disposition or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Investment, acquisition, disposition or other transaction that have been or are expected to be realized) shall be as determined in good faith by the Chief Financial Officer or an authorized officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, subject to the definition of Capitalized Lease Obligation hereunder.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, this definition shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the aggregate amount of dividends and other distributions paid in cash during such period in respect of Redeemable Capital Stock of such Person and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign taxes (whether or not paid, estimated or accrued) based on income, profits or capitalization of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense, net of any interest income, of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net payments made or received under Interest Rate Protection Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar facilities; and

(e) all accrued interest; and

(ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

(iii) to the extent otherwise included in such interest expense referred to in clause (i) above, the amortization or write-off of financing costs, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(i) any extraordinary, unusual or non-recurring gain, loss, expense or charge (including without limitation fees, expenses and charges associated with the RSC Merger Transactions, the National Pump Transactions or any merger, acquisition, disposition or consolidation after March 9, 2012);

(ii) (A) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries and (B) the portion of net loss of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or to Investments in Unrestricted Subsidiaries shall be included to the extent of the aggregate investment of the Company or any Restricted Subsidiary in such Person;

(iii)  gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income of any Restricted Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Securities or this Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the holders than such restrictions in effect on the Issue Date);

(v) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vi) the write-off of any issuance costs incurred by the Company in connection with the refinancing or repayment of any Indebtedness;

(vii) any net after-tax gain (or loss) attributable to the early repurchase, extinguishment or conversion of Indebtedness, hedging obligations or other derivative instruments (including any premiums paid);

(viii) any non-cash income (or loss) related to the recording of the Fair Market Value of any Hedging Obligations;

(ix) any unrealized gains or losses in respect of Currency Agreements;

(x) (a) any non-cash compensation deduction as a result of any grant of stock or stock related instruments to employees, officers, directors or members of management and (b) any cash charges associated with the rollover, acceleration or payout on stock or stock-related instruments by management of Holdings, the Company, or any of their Subsidiaries in connection with the RSC Merger Transactions or the National Pump Transactions;

(xi) any income (or loss) from discontinued operations;

(xii) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of any Person denominated in a currency other than the functional currency of such Person;

(xiii) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; provided that, to the extent included in Consolidated Net Income in a future period, reimbursements with respect to expenses excluded from the calculation of Consolidated Net Income pursuant to this clause (xiii) shall be excluded from Consolidated Net Income in such period up to the amount of such excluded expenses;

(xiv) any non-cash charge, expense or other impact attributable to application of the purchase method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase accounting adjustments);

(xv) any goodwill or other intangible asset impairment charge;

(xvi) effects of fair value adjustments in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue, deferred rent and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of acquisition accounting in relation to the RSC Merger Transactions, the National Pump Transactions or any consummated acquisition and the amortization or write-off or removal of revenue otherwise recognizable of any amounts thereof, net of taxes, shall be excluded or added back in the case of lost revenue;

(xvii) the amount of loss on sale of receivables and related assets to a Subsidiary in connection with a Receivables Securitization Transaction;

(xviii) accruals and reserves established within 12 months after (a) the consummation of the RSC Merger Transactions that were established as a result of the RSC Merger Transactions, (b) the consummation of the National Pump Transactions that are established as a result of the National Pump Transactions and (c) the closing of any acquisition or investment so required to be established as a result of such acquisition or investment in accordance with GAAP, or changes as a result of adoption or modification of accounting policies.

“Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less the sum of goodwill and other intangibles, net) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to the acquisition or disposal of any property or assets consummated on or prior to such date and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

(1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

(2) treasury stock;

(3) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(4) Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing

Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss).

“Control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its designated corporate trust business shall be administered, which address as of the date of this Indenture is located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services — Administrator for United Rentals, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means (except in the definition of “Subsidiary”) a corporation, association, company, joint stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“Covenant Suspension Event” has the meaning specified in Section 10.20(a).

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 14, 2011, and as amended by amendments dated as of December 16, 2011 and June 28, 2013, among the Company and certain of its Subsidiaries, as Borrowers, Holdings and certain of its Subsidiaries, as Guarantors, United Rentals of Canada, Inc., as Canadian Borrower, United Rentals Financing Limited Partnership, as specified loan borrower, Bank of America, N.A., as agent, U.S. swingline lender and U.S. letter of credit issuer, Bank of America, N.A. (acting through its Canada branch), as Canadian swingline lender and Canadian letter of credit issuer, Wells Fargo Capital Finance, LLC, as syndication agent, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and the lenders party thereto, together with the related documents (including any term loans and revolving loans thereunder, any guarantees and any security documents, instruments and agreements executed in connection therewith), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement, indenture or other instrument (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether to the same obligor or different obligors and whether for the same or a different amount (including an increased amount) or on the same or different terms, conditions, covenants and other provisions.

“Credit Facility” means one or more debt facilities or agreements (including the Credit Agreement and the indenture governing the Senior Secured Notes), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as underwriters of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes, debentures, letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreements, indentures or other instruments (and related documents) governing any form of Indebtedness incurred to refinance or replace, in whole or in part, the borrowings and commitments at any time outstanding or permitted to be outstanding under such facility or agreement or successor facility or agreement whether by the same or any other lender or holder of Indebtedness or group of lenders or holders of Indebtedness and whether the same obligor or different obligors.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Definitive Security” has the meaning specified in the Appendix.

“Depositary” means The Depository Trust Company, a New York corporation, or its successor.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate which sets forth the Fair Market Value of the non-cash consideration at the time of its receipt and the basis for such valuation.

“Designation” has the meaning specified in Section 10.17(a).

“Designation Amount” has the meaning specified in Section 10.17(a)(ii).

“Disinterested Member of the Board of Directors of the Company” means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or is an Affiliate, or an officer, director or an employee of any Person (other than the Company, Holdings or any Restricted Subsidiary)

who has any direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Equipment Securitization Transaction” means any sale, assignment, pledge or other transfer (a) by the Company or any Subsidiary of the Company of rental fleet equipment, (b) by any ES Special Purpose Vehicle of leases or rental agreements between the Company and/or any Subsidiary of the Company, as lessee, on the one hand, and such ES Special Purpose Vehicle, as lessor, on the other hand, relating to such rental fleet equipment and lease receivables arising under such leases and rental agreements and (c) by the Company or any Subsidiary of the Company of any interest in any of the foregoing, together in each case with (i) any and all proceeds thereof (including all collections relating thereto, all payments and other rights under insurance policies or warranties relating thereto, all disposition proceeds received upon a sale thereof, and all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto), (ii) any collection or deposit account relating thereto and (iii) any collateral, guarantees, credit enhancement or other property or claims supporting or securing payment on, or otherwise relating to, any such leases, rental agreements or lease receivables.

“Equity Offering” means a private or public sale for cash after the Issue Date by (1) the Company of its common Capital Stock (other than Redeemable Capital Stock and other than to a Subsidiary of the Company) or (2) Holdings of its Capital Stock (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“ES Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as a lessor, issuer or depositor in an Equipment Securitization Transaction (and, in connection therewith, owning the rental fleet equipment, leases, rental agreements, lease receivables, rights to payment and other interests, rights and assets described in the definition of Equipment Securitization Transaction, and pledging or transferring any of the foregoing or interests therein).

“Event of Default” has the meaning specified in Section 5.01.

“Excess Proceeds” has the meaning specified in Section 10.14(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Senior Secured Notes) in existence on the Issue Date, until such amounts are repaid.

“Existing Securitization Facility” means the receivables facility established pursuant to the Receivables Purchase Agreement, dated as of September 24, 2012, as amended by amendments dated February 1, 2013 and September 13, 2013 and as may be further amended from time to time, among United Rentals Receivables LLC II, as seller, Holdings, as collection agent, Liberty Street Funding LLC, as a purchaser, Market Street Funding LLC, as a purchaser, Gotham Funding Corporation, as a purchaser, The Bank of Nova Scotia, as a bank, as administrative agent and as a purchaser agent, PNC Bank, National Association, as a bank and as a purchaser agent, and The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch, as a bank and as a purchaser agent.

“Expiration Date” shall have the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to any asset, the fair market value of such asset as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive and, in the case of assets with a Fair Market Value in excess of $200,000,000, evidenced by a resolution of the Board of Directors of the Company.

“Foreign Subsidiary” means any Restricted Subsidiary not created or organized under the laws of the United States or any state thereof or the District of Columbia.

“Four Quarter Period” shall have the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Fuel Hedging Agreement” means any forward contract, swap, option, hedge or other similar financial agreement designed to protect against fluctuations in fuel prices.

“GAAP” means generally accepted accounting principles set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the Commission applicable to Commission registrants; provided that (a) if at any time the Commission permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company may irrevocably elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (i) IFRS for periods beginning on and after the date of such notice or a later date as specified in such notice as in effect on such date and (ii) for prior periods, GAAP as defined in the first sentence of this definition and (b) GAAP is determined as of the date of any calculation or determination required hereunder; provided that (x) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and (y) any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the Holders.

“Global Security” has the meaning specified in the Appendix.

“guarantee” means, as applied to any obligation:

(i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person.

The term “guarantee” used as a verb has a corresponding meaning.  The term “guarantor” shall mean any Person providing a guarantee of any obligation.

“Guarantee” means each guarantee of the Securities contained in Article XIII given by each Guarantor.

“Guarantor” means Holdings and each Subsidiary Guarantor.

“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Guaranty Obligations” has the meaning specified in Section 13.01.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement, Currency Agreement or Fuel Hedging Agreement.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Holdings” means United Rentals, Inc., a Delaware corporation, and any permitted successor or assign.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board or any successor to such Board, or the Commission, as the case may be), as in effect from time to time.

“incur” has the meaning specified in Section 10.08(a).

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal amount of all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker’s acceptance or other similar credit transaction;

(b) the principal amount of all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business;

(d) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(e) all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset (as determined in good faith by the Company) or the amount of the obligation so secured);

(f) all guarantees of Indebtedness referred to in this definition by such Person;

(g) all Redeemable Capital Stock of such Person (which shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price (as defined below) excluding accrued dividends);

(h) all obligations under or in respect of Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time); and

(i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above;

provided, however, that Indebtedness shall not include:

(x) any holdback or escrow of the purchase price of property, services, businesses or assets; or

(y) any contingent payment obligations incurred in connection with the acquisition of assets or businesses, which are contingent on the performance of the assets or businesses so acquired.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant hereto, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Lien” has the meaning specified in Section 10.12.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Protection Agreement” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

“Investment” means, with respect to any Person, any loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to any other Person (by means of any transfer of cash or other property or any payment for property or services for consideration of Indebtedness or Capital Stock of any other Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of indebtedness issued by any other Person. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of Section 10.09.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means March 26, 2014.

“Legal Defeasance” has the meaning specified in Section 12.02.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind.  A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Maturity Date” means November 15, 2024.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its ratings agency business.

“National Pump Acquisition” means the acquisition of assets contemplated by the Asset Purchase Agreement, effective as of March 7, 2014 (the “National Pump Asset Purchase Agreement”), by and among, URNA, United Rentals of Canada, Inc., LD Services, LLC, National Pump & Compressor Ltd., Canadian Pump & Compressor, Ltd., GulfCo Industrial Equipment, L.P. and the Owners named therein, as amended from time to time.

“National Pump Transactions” means (a) the National Pump Acquisition, (b) the issuance of debt securities in connection with the National Pump Acquisition and (c) any other transactions contemplated in connection with the National Pump Acquisition and any other financing transactions in connection with the National Pump Acquisition.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of:

(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers, recording fees, transfer fees and appraisers’ fees) related to such Asset Sale;

(ii) provisions for all taxes payable as a result of such Asset Sale;

(iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale;

(iv) payments made to retire Indebtedness which is secured by any assets subject to such Asset Sale (in accordance with the terms of any Lien upon such assets) or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds of such Asset Sale;

(v) the amount of any liability or obligations in respect of appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; and

(vi) the amount of any purchase price or similar adjustment claimed, owed or otherwise paid or payable by the Company or a Restricted Subsidiary in respect to such Asset Sale.

“Notice of Default” means a written notice of the kind specified in Section 6.02.

“Offer” means a Change of Control Offer or an Asset Sale Offer.

“Offer to Purchase” means an Offer sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder of Securities at its address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture).  Unless otherwise provided in Sections 10.13 or 10.14 or otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase, which shall be not less than 30 days nor more than 60 days after the date of such Offer (or such later date as may be necessary for the Company to comply with the Exchange Act), and a settlement date (the “Purchase Date”) for purchase of Securities to occur no later than five Business Days after the Expiration Date.  The Company shall notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The Offer shall contain all the information required by applicable law to be included therein.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”), and the amount of accrued and unpaid interest to be paid;

(4) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

(5) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

(6) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(7) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(8) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

(9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(10) that (a) if Securities purchasable at an aggregate Purchase Price less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities purchasable at an aggregate Purchase Price in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase (or the Asset Sale Offer Price with respect to Securities tendered into such Asset Sale Offer exceeds the Excess Proceeds allocable to the Securities), the Company shall purchase Securities on a pro rata basis based on the Purchase Price therefor, with such adjustments as may be deemed appropriate so that only Securities in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased; notwithstanding the foregoing, if the Company is required to commence an Asset Sale Offer at any time when other Indebtedness of the Company ranking pari passu in right of payment with the Securities is outstanding containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, then the Company shall comply with the applicable provisions of Section 10.14 in connection with any offers to purchase such other Indebtedness; and

(11) that in the case of a Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions of this Indenture pertaining to the type of Offer to which it relates.

“Officers’ Certificate” means a certificate signed by two of the following: the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an

Assistant Secretary, of the Company, and delivered to the Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 10.19 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, in form reasonably acceptable to the Trustee, who may be counsel for the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(iv) Securities as to which (a) Legal Defeasance has been effected pursuant to Section 12.02 or (b) Covenant Defeasance has been effected pursuant to 12.03, to the extent set forth therein;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (it being understood that Securities to be acquired by the Company pursuant to an Offer or other offer to purchase shall not be deemed to be owned by the Company until legal title to such Securities passes to the Company), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.  The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02.

“Permitted Investments” means any of the following:

(i) Investments in the Company or in a Restricted Subsidiary;

(ii) Investments in another Person, if as a result of such Investment:

(A) such other Person becomes a Restricted Subsidiary; or

(B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

(iii) Investments representing Capital Stock, obligations or securities issued to the Company or any of its Restricted Subsidiaries received in settlement of claims against any other Person or a reorganization or similar arrangement of any debtor of the Company or such Restricted Subsidiary, including upon the bankruptcy or insolvency of such debtor, or as a result of foreclosure, perfection or enforcement of any Lien;

(iv) Investments in Hedging Obligations entered into by the Company or any of its Subsidiaries in connection with the operations of the business of the Company or its Restricted Subsidiaries and not for speculative purposes;

(v) Investments in the Securities and Concurrent Securities;

(vi) Investments in Cash Equivalents;

(vii) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(viii) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses, in any case, in the ordinary course of business and otherwise in accordance with this Indenture;

(ix) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 10.14 to the extent such Investments are non-cash proceeds as permitted under Section 10.14;

(x) advances to employees or officers of the Company in the ordinary course of business and additional loans to employees or officers in an aggregate amount, together with all other Permitted Investments made pursuant to this clause (x), at any time outstanding not to exceed $25,000,000;

(xi) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company;

(xii) guarantees (including Guarantees of the Securities and Concurrent Securities) of Indebtedness permitted to be incurred under Section 10.08;

(xiii) any acquisition of assets to the extent made in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock) of Holdings or the Company;

(xiv) Investments in securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

(xv) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

(xvi) Investments in pledges or deposits with respect to leases or utilities provided to third parties;

(xvii) any transaction to the extent that it constitutes an Investment that is permitted by and made in accordance with the second paragraph of Section 10.11, except those transactions permitted by clauses (ii), (iv), (viii) and (ix) of such paragraph;

(xviii) Investments relating to a Subsidiary in connection with a Receivables Securitization Transaction that, in the good faith determination of the Company, are necessary or advisable to effect any Receivables Securitization Transaction;

(xix) Investments in (w) Unrestricted Subsidiaries, (x) Similar Businesses, (y) less than all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or (z) any joint venture or similar arrangement, provided, however, that the aggregate amount of all Investments outstanding and made pursuant to this clause (xix) shall not exceed the greater of $520,000,000 and 7.5% of Consolidated Net Tangible Assets at any one time; and

(xx) other Investments; provided that at the time any such Investment is made pursuant to this clause (xx), the amount of such Investment, together with all other Investments made pursuant to this clause (xx), does not exceed the greater of $700,000,000 and 10.0% of Consolidated Net Tangible Assets; provided that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) of the definition of “Permitted Investments.”

“Permitted Liens” means:

(a) any Lien existing as of the Issue Date;

(b) Liens securing Indebtedness permitted under Section 10.08(b)(i);

(c) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(d) Liens in favor of the Company or a Restricted Subsidiary;

(e) Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary and Liens on the Capital Stock or assets of Foreign Subsidiaries securing Indebtedness permitted under Section 10.08(b)(x);

(f) Liens for taxes not delinquent or statutory Liens for taxes, the nonpayment of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries or that are being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith and by appropriate proceedings;

(h) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government or other contracts, performance and return-of-money bonds and other similar obligations (in each case, exclusive of obligations for the payment of borrowed money);

(i) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(j) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review or appeal of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(k) easements, rights-of-way, zoning restrictions, utility agreements, covenants, restrictions and other similar charges, encumbrances or title defects or leases or subleases granted to others, in respect of real property not interfering in the aggregate in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(l) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(m) Liens securing Indebtedness incurred pursuant to Section 10.08(b)(viii);

(n) Liens securing Indebtedness incurred pursuant to Section 10.08(b)(iv) to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of the Company or any Restricted Subsidiary; provided, however, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(o) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(p) Liens securing refinancing Indebtedness permitted under Section 10.08(b)(ix), provided that such Liens do not exceed the Liens replaced in connection with such refinanced Indebtedness or as provided for under the terms of the Indebtedness being replaced;

(q) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(r) Liens securing Hedging Obligations, in each case which relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

(s) customary Liens on assets of a Special Purpose Vehicle arising in connection with a Securitization Transaction;

(t) any interest or title of a lessor, sublessor, licensee or licensor under any lease, sublease, sublicense or license agreement not prohibited by this Indenture;

(u) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of this Indenture;

(v) Liens on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(x) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(y) Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

(z) Liens created in favor of the Trustee for the Securities;

(aa) Liens arising by operation of law in the ordinary course of business;

(bb) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(cc) Liens relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;

(dd) Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (dd), shall not exceed the greater of $300,000,000 and 6.0% of Consolidated Net Tangible Assets; and

(ee) Liens securing Indebtedness incurred in compliance with Section 10.08; provided that on the date of the incurrence of such Indebtedness after giving effect to such incurrence (or on the date of the initial borrowing of such Indebtedness after giving pro forma effect to the incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause), no Default or Event of Default shall have occurred and be continuing and the Senior Secured Indebtedness Leverage Ratio shall not exceed 3.00:1.00.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (ee) above (giving effect to the incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (ee) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on that Security which is due or overdue or is to become due at the relevant time.

“Purchase Amount” means, with respect to an Offer to Purchase, the maximum aggregate amount payable by the Company for Securities under the terms of such Offer to Purchase, if such Offer to Purchase were accepted in respect of all Securities.

“Purchase Date” shall have the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise; provided that such Indebtedness is incurred within 180 days after such acquisition.

“Purchase Price” shall have the meaning set forth in the definition of “Offer to Purchase.”

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Rating Agencies” mean Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Securitization Transaction” means any sale, discount, assignment or other transfer by the Company or any Subsidiary of the Company of accounts receivable, lease receivables or other payment obligations owing to the Company or such Subsidiary of the Company or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property or claims supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables.

“Record Expiration Date” has the meaning specified in Section 1.04.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date; provided, however, that Capital Stock will not constitute

Redeemable Capital Stock solely because the holders thereof have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business, related, complementary, ancillary or incidental to such business or extensions, developments or expansions thereof.

“Replacement Assets” has the meaning specified in Section 10.14(b).

“Required Filing Dates” has the meaning specified in Section 10.18.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payments” has the meaning specified in Section 10.09.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary or a Special Purpose Vehicle.

“Reversion Date” has the meaning specified in Section 10.20(b).

“Revocation” has the meaning set forth in Section 10.17(d).

“RS Special Purpose Vehicle” means a trust, bankruptcy remote entity or other special purpose entity which is a Subsidiary of the Company or Holdings (or, if not a Subsidiary of the Company or Holdings, the common equity of which is wholly owned, directly or indirectly, by the Company or Holdings) and which is formed for the purpose of, and engages in no material business other than, acting as an issuer or a depositor in a Receivables Securitization Transaction (and, in connection therewith, owning accounts receivable, lease receivables, other rights to payment, leases and related assets and pledging or transferring any of the foregoing or interests therein).

“RSC Merger” means the merger of RSC Holdings Inc. with and into Holdings, as effected on and subsequent to April 30, 2012.

“RSC Merger Transactions” means the transactions necessary to effect the RSC Merger, including (a) the RSC Merger, (b) the merger of all of the U.S. Subsidiaries of RSC Holdings Inc. and their successors in interest into one or more Subsidiaries of Holdings, (c) the mergers of one or more U.S. Subsidiaries of Holdings into one or more other U.S. Subsidiaries of Holdings, (d) the merger, amalgamation, consolidation and/or liquidation of RSC Holdings Inc.’s Foreign Subsidiaries into one or more Foreign Subsidiaries of the Company, (e) the issuance of debt securities and borrowings under the Credit Agreement in connection with the RSC Merger, (f) the amendment and increase of the Credit Agreement in connection with the RSC Merger, (g) the amendment and refinancing of the Existing Securitization Facility in connection with the RSC Merger and (h) any other transactions contemplated in connection with the RSC Merger and any other financing transactions in connection with the RSC Merger.

“S&P” means Standard & Poor’s Ratings Group, and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“Securities” means the securities issued on the Issue Date and any Additional Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” has the meaning specified in the Appendix.

“Securitization Transaction” means an Equipment Securitization Transaction or a Receivables Securitization Transaction.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness Leverage Ratio” means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness (excluding any Subordinated Indebtedness) of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four consecutive full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Senior Secured Indebtedness Leverage Ratio” means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness that is secured by a Lien of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Senior Secured Notes” means the Company’s 5.75% Senior Secured Notes due 2018.

“Significant Subsidiary” of any Person means a Restricted Subsidiary of such Person which would be a significant subsidiary of such Person as determined in accordance with the definition in Rule 1-02(w) of Article 1 of Regulation S-X promulgated by the Commission and as in effect on the Issue Date.

“Similar Business” means any businesses conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of such business or ancillary thereto.

“Special Mandatory Redemption” has the meaning specified in Section 11.09(a).

“Special Mandatory Redemption Date” has the meaning specified in Section 11.09(a).

“Special Purpose Vehicle” means an ES Special Purpose Vehicle or an RS Special Purpose Vehicle.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in a Securitization Transaction.

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable; provided, that if the Company is required to redeem the Securities in the circumstances described in Section 11.09, “Stated Maturity” means the Special Mandatory Redemption Date.

“Subordinated Indebtedness” means, with respect to a Person, Indebtedness of such Person (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Securities or a Guarantee of the Securities by such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person:

(i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and

(ii) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).  For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Subsidiary Guarantors” means the Subsidiaries of the Company named in Schedule A, together with any additional Domestic Restricted Subsidiaries that execute Guaranty Agreements in accordance with Section 10.16 of this Indenture, and, in each case, their respective successors and assigns.

“Surviving Entity” has the meaning specified in Section 8.01.

“Suspended Covenants” has the meaning specified in Section 10.20(a).

“Suspension Period” has the meaning specified in Section 10.20(c).

“Total Indebtedness Leverage Ratio” means, with respect to any Person, on any date of determination, a ratio (i) the numerator of which is the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such date, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of such Person and held by such Person or its Restricted Subsidiaries, as determined in accordance with GAAP, as of the date of determination, and (ii) the denominator of which is the Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such calculation, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Underwriters” has the meaning specified in the Appendix.

“Underwriting Agreement” has the meaning specified in the Appendix.

“Unrestricted Subsidiary” means (a) United Rentals Receivables LLC II and United Rentals Industrial Services, LLC and (b) each Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.17 and each Subsidiary of such Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which are unconditionally guaranteed as full faith and credit obligations of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary of the Company.  For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

SECTION 1.02. Compliance Certificates and Opinions.  Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture.  Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or a Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders; Record Dates.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or a Guarantor, as applicable. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved exclusively by the Security Register for all purposes.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or a Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities; provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.06.

The Trustee may but need not set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(ii) or (iv) any direction referred to in Section 5.12.  If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date.  Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.06, on or before the existing Record Expiration Date.  If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents or proxies each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.05. Notices to Trustee, the Company or a Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i) the Trustee by any Holder or by the Company or a Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services---Administrator for United Rentals, or

(ii) the Company or a Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor addressed to it at the address of the Company’s principal office specified in the first paragraph of this instrument, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.06. Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including facsimile and electronic transmissions in PDF format) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, or, in the case of a Global Security, sent in accordance with the procedures of the Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail or receive such notice, nor any defect in any such notice, to any particular Holder shall affect the sufficiency or validity of such notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07. Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern this Indenture, such provision of the Trust Indenture Act shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision shall be deemed to be so modified or excluded, as the case may be.

SECTION 1.08. Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns.  Without limiting Articles VIII and XIII, all covenants and agreements in this Indenture by each of the Company or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law.  This Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

SECTION 1.13. Legal Holidays.  In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period.

SECTION 1.14. Waiver of Jury Trial.   EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1.15. Force Majeure.   In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 1.16. U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act. The Trustee acknowledges that it has received all information required pursuant to this Section 1.16 as of the date hereof.

ARTICLE II
Security Forms

SECTION 2.01. Form and Dating.  Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.

ARTICLE III
The Securities

SECTION 3.01. Title and Terms.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is limited to $850,000,000 principal amount.  Additional Securities may be issued, authenticated and delivered pursuant to Section 3.13, and Securities may be authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.08 or in connection with an Offer pursuant to Sections 10.13 or 10.14.

The Securities shall be known and designated as the “5.75% Senior Notes due 2024” of the Company.  Their Stated Maturity for payment of principal shall be November 15, 2024.  Interest on the Securities shall accrue at the rate of 5.75% per annum and shall be payable semiannually in arrears on each May 15 and November 15, commencing May 15, 2014 to the Holders of record of Securities at the close of business on May 1 and November 1, respectively, immediately preceding such Interest Payment Date.  Subject to Section 3.13(3), interest on the

Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 26, 2014.  Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The principal of (and premium, if any) and interest on the Securities shall be payable at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or such other office maintained by the Trustee for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or wire transfer or other electronic means.

The Securities shall be redeemable as provided in Article XI and in the Securities.

The Securities shall be subject to satisfaction and discharge as provided in Article IV and to Legal Defeasance and/or Covenant Defeasance as provided in Article XII.

SECTION 3.02. Denominations.  The Securities issued on the Issue Date will be issued only in registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.03. Execution and Authentication.  The terms and provisions contained in the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President or one of its Vice Presidents, its Chief Operating Officer or its Chief Financial Officer.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, which shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 3.13 after the Issue Date, shall certify that such issuance is in compliance with Section 10.08; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Authentication by counterpart shall satisfy the requirements of this Section 3.03 and the requirements of the Securities.

SECTION 3.04. Temporary Securities.  Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay.  After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations and of a like tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 3.05. Registration, Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed (a) the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided and (b) the Securities Custodian with respect to the Global Securities.

The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix.  When a Security is presented to the Security Registrar with a request to register a transfer, the Security Registrar shall register the transfer as requested if its requirements therefor are met.  When Securities are presented to the Security Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Security Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar’s request.

All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.08 or in accordance with any Change of Control Offer pursuant to Section 10.13 or any Asset Sale Offer pursuant to Section 10.14, and in any such case not involving any transfer.

Neither the Company nor the Security Registrar shall be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.05 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer of any Securities other than Securities having a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent, and the Security Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

The Trustee and the Security Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07. Payment of Interest; Rights Preserved.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08. Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09. Cancellation.  All Securities surrendered for payment, redemption, registration of transfer or exchange or tendered and accepted pursuant to any Change of Control Offer pursuant to Section 10.13 or any Asset Sale Offer pursuant to Section 10.14 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be cancelled by the Trustee in its customary manner.

SECTION 3.10. Computation of Interest.  Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 3.11. CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP or ISIN numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

SECTION 3.12. Deposits of Monies.  Except to the extent payment of interest is made by the Company’s check pursuant to Section 3.01, prior to 11:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Stated Maturity, and Purchase Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Stated Maturity and Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Stated Maturity, and Purchase Date, as the case may be.

SECTION 3.13. Issuance of Additional Securities.  The Company shall be entitled, subject to its compliance with Section 10.08, to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price; provided, however, that no Additional Securities shall be issued that are not fungible for U.S. Federal tax purposes with any other securities issued under this Indenture.  The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture and shall vote and consent, together with any Outstanding Securities as one class, on all matters that require their vote or consent under this Indenture, except in the case of any matter that affects only the Outstanding Securities.

With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Additional Securities which are to be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

(3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

ARTICLE IV
Satisfaction and Discharge

SECTION 4.01. Satisfaction and Discharge of Indenture.  This Indenture shall be discharged and shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all Securities not theretofore delivered to the Trustee for cancellation (other than Securities which have been destroyed, lost or stolen and which have been replaced or repaid as provided in Section 3.06),

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of and premium, if any, and interest on the Securities to the date of deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company or the Guarantors; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

SECTION 4.02. Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V
Remedies

SECTION 5.01. Events of Default.  “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at Stated Maturity, upon optional or mandatory redemption, required purchase or otherwise);

(2) default in the payment of an installment of interest, if any, on any of the Securities, when due and payable, for 30 days;

(3) default in the performance of, or breach of, the provisions set forth in Article VIII;

(4) failure to comply with any of its obligations set forth in Section 10.13 in connection with a Change of Control (other than a default with respect to the failure to purchase the Securities), for a period of 30 days after written notice of such failure has been given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(5) default in the performance of, or breach of, any covenant or agreement of the Company or the Guarantors under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (1), (2), (3) or (4)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

(A)  to the Company by the Trustee; or

(B)  to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(6) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $150,000,000, in each case, either individually or in the aggregate, and either:

(A)  such Indebtedness is already due and payable in full; or

(B) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

provided that no Default or Event of Default will be deemed to occur with respect to any such accelerated Indebtedness that is paid or is otherwise acquired or retired within 20 Business Days after such acceleration;

(7) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $150,000,000, in each case, either individually or in the aggregate, shall be entered against the Company or any Restricted Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 90 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect;

(8) the entry of a decree or order by a court having jurisdiction in the premises:

(A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law; or

(B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(9) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Bankruptcy Code or any other similar  federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(10) any of the Guarantees of the Securities by a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of such Guarantees is declared to be null and void and unenforceable or any of such Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture) and such event continues for 10 Business Days.

SECTION 5.02. Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than those covered by clause (8) or (9) of Section 5.01 with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by written notice to the Trustee and the Company, in each case specifying in such notice the respective Event of Default and that such notice is a “notice of acceleration,” may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the

Outstanding Securities due and payable immediately.  If an Event of Default specified in clause (8) or (9) of Section 5.01 with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary, or any group of Restricted Subsidiaries of the Company, that, taken together, would constitute a Significant Subsidiary, occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Outstanding Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if:

(1) the Company or any Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

(A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(B) all overdue interest on all Securities;

(C) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

(D) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration;

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company and each Guarantor covenants that if

(i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

(ii) default is made in the payment of the principal of (or premium, if any, on) any Security on the due date for payment thereof, including, with respect to any Security required to have been purchased pursuant to a Change of Control Offer or an Asset Sale Offer made by the Company, at the Purchase Date thereof, the Company or such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Securities allowed in any judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim.  In case of any judicial proceeding relative to the Company, a Guarantor (or any other obligor upon the Securities), any of their property or any of their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, distributions and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively;

THIRD: To the payment of any and all other amounts due under this Indenture, the Securities or the Guarantees; and

FOURTH: To the Company (or such other Person as a court of competent jurisdiction may direct).

SECTION 5.07. Limitation on Suits.  Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of a Change of Control Offer or an Asset Sale Offer made by the Company and required to be accepted as to such Security, on the relevant Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.09. Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, each Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted, subject to the determination in such proceeding.

SECTION 5.10. Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12. Control by Holders.  The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that;

(i) such direction shall not be in conflict with any rule of law or with this Indenture, and

(ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13. Waiver of Past Defaults.  The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

(i) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to a Change of Control Offer or an Asset Sale Offer which has been made by the Company); or

(ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. In the case of any such waiver, the Company, the Guarantors or any other obligor under the Securities, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively.

SECTION 5.14. Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit (including reasonable counsel fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or a Guarantor, in any suit instituted by the Trustee, in any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or in any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of a Change of Control Offer or an Asset Sale Offer, made by the Company and required to be accepted as to such Security, on the applicable Purchase Date, as the case may be).

SECTION 5.15. Waiver of Stay or Extension Laws.  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI
The Trustee

SECTION 6.01. Certain Duties and Responsibilities.

(a)  Except during the continuance of an Event of Default,

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)  In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent misconduct, its own negligent failure to act or its own willful misconduct except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture, unless the Trustee has received security and indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be liable for any error of judgment unless it is proved that the Trustee was negligent in the performance of its duties hereunder.

(d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

SECTION 6.02. Notice of Defaults.  If a Default or an Event of Default occurs and is known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder known to the Trustee within 90 days after obtaining such knowledge, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 6.03. Certain Rights of Trustee.  Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company or any Guarantor) to make reasonable examination (upon prior notice and during regular business hours) of the books, records and premises of the Company or a Guarantor, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) in the event that the Trustee is also acting as Authenticating Agent, Paying Agent, Security Registrar or Securities Custodian hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI, including its right to be indemnified, shall also be afforded to such Authenticating Agent, Paying Agent, Security Registrar and Securities Custodian;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 6.04. Not Responsible for Recitals or Issuance of Securities.   The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05. May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, any Securities Custodian or any other agent of the Company or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company or a Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Securities Custodian or such other agent.

SECTION 6.06. Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07. Compensation and Reimbursement.  The Company agrees (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to promptly reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and documented compensation and the reasonable and documented expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may have been caused by its negligence or willful misconduct; and (3) to indemnify the Trustee, its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(8) or Section 5.01(9), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Notwithstanding any provisions of this Indenture, the provisions of this Section shall survive the resignation or removal of the Trustee and any satisfaction and discharge of this Indenture.

SECTION 6.08. Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09. Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal or state supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10. Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)  The Trustee may resign at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.  If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the Trustee being removed within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)  If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, any Guarantor or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company or any Guarantor, in each case by a Board Resolution, may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g)  The resignation or removal of the Trustee pursuant to this Section 6.10 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 6.07(3) in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.

(h)  No Trustee under this Indenture shall be liable for any action or omission of any successor Trustee.

SECTION 6.11. Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13. Preferential Collection of Claims Against the Company or a Guarantor.  If and when the Trustee shall be or become a creditor of the Company or a Guarantor (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or such Guarantor (or any such other obligor).

SECTION 6.14. Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial purchase or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an

Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06, to all Holders as their names and addresses appear in the Security Register.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities described in the within-mentioned Indenture.

Dated:	Wells Fargo Bank, National Association, as Trustee

By
As Authenticating Agent

By
Authorized Signatory

ARTICLE VII
Holders’ Lists and Reports by Trustee and Company

SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee a list of the names and addresses of the Holders in such form as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02. Preservation of Information; Communications to Holders.  (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting.

(b)  The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, any Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03. Reports by Trustee.  (a)  Within 60 days after June 15 of each year commencing June 15, 2014, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture to the extent required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b)  A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee in writing when the Securities are listed on any stock exchange and of any delisting thereof.

SECTION 7.04. Reports by Company.  The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE VIII
Consolidation, Merger, Sale of Assets, etc.

SECTION 8.01. Company May Consolidate, Etc. Only on Certain Terms.  The Company will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the

Company will not permit any Restricted Subsidiary to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time and after giving effect thereto:

(1) either:

(x) if the transaction or transactions is a merger or consolidation, the Company, or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation; or

(y) the Person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company or such Restricted Subsidiary, as the case may be, under this Indenture and the Securities, and this Indenture, the Securities and the Guarantees shall remain in full force and effect;

(2) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(3) except in the case of any merger of the Company with any wholly owned Subsidiary of the Company or any merger of Restricted Subsidiaries (and, in each case, with no other Persons), (i) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to Section 10.08(a) (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company (or, if applicable, the successor company with respect thereto) would equal or exceed the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction.

In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated by the foregoing provisions of this Section 8.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof (required under clause (1)(y) of this Section 8.01) comply with the requirements of this Indenture.

SECTION 8.02. Successor Substituted.  Except as otherwise provided by Section 13.05, upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Securities and this Indenture with the same effect as if such successor had been named as the Company in the Securities and this Indenture and, except in the case of a lease, the Company or such Restricted Subsidiary shall be released and discharged from its obligations thereunder.

For all purposes of this Indenture and the Securities (including the provisions of this Article VIII and Sections 10.08, 10.09 and 10.12), Subsidiaries of any Surviving Entity shall, upon consummation of such transaction or series of related transactions, become Restricted Subsidiaries unless and until designated Unrestricted Subsidiaries pursuant to and in accordance with Section 10.17 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately after such transaction or series of related transactions will be deemed to have been incurred upon consummation of such transaction or series of related transactions.

ARTICLE IX
Amendments; Waivers; Supplemental Indentures

SECTION 9.01. Amendments, Waivers and Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, when authorized by a Board Resolution, the Company and each Guarantor, and the Trustee, at any time and from time to time, may together amend, waive or supplement this Indenture, the Securities or the Guarantees, for any of the following purposes:

(i) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor herein and in the Securities or such Guarantor’s Guarantee and to evidence the assumption of obligations under this Indenture and a Guarantee pursuant to Section 10.16;

(ii) to add to the covenants of the Company or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or a Guarantor;

(iii) to secure the Securities;

(iv) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(v) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; or

(vi) to make any change that does not adversely affect the rights of the Holders;

provided, however, that (a) such amendment, waiver or supplement does not adversely affect the rights of any Holder of Securities and (b) the Company shall have delivered to the Trustee an Opinion of Counsel and Officers’ Certificate stating that such action pursuant to clauses (i), (ii), (iii), (iv) or (v) above is permitted by this Indenture.  The Trustee shall not be obligated to enter into any such amendment, waiver or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. Modifications, Amendments and Supplemental Indentures with Consent of Holders.  With the consent of the Holders of a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee may together modify, amend or supplement this Indenture, the Securities or the Guarantees, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such modification, amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(i) reduce the principal amount of, extend the Stated Maturity of or alter the redemption provisions of, the Securities;

(ii) change the currency in which any Securities or any premium or the interest thereon is payable;

(iii) reduce the percentage in principal amount of Outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities or any Guarantee;

(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities or any Guarantee;

(v) waive a default in payment with respect to the Securities or any Guarantee;

(vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated;

(vii) reduce or change the rate or time for payment of interest on the Securities; or

(viii) modify or change any provision of this Indenture affecting the ranking of the Securities or any Guarantee in a manner adverse to the Holders of the Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The Trustee shall join with the Company and each Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such amendment or supplemental indenture.

SECTION 9.03. Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be given, and (subject to Section 6.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the valid and legally binding obligation of the Company and the Guarantors, as applicable, enforceable in accordance with its terms, subject to customary limitations and exceptions.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise; provided that the Trustee shall enter into and execute all other supplemental indentures which satisfy all applicable conditions under this Article IX.

SECTION 9.04. Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06. Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, provided that any failure by the Trustee to make such notation shall not affect the validity of the matter provided for in such supplemental indenture or any Security or Guarantee hereunder.  If the Company shall so determine, new Securities or Guarantees so modified as to conform, in the opinion of the Trustee, the Guarantors and the Company, to any such supplemental indenture may be prepared and executed by the Company or Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 9.07. Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 8.01, Sections 10.04 to 10.17, inclusive, and Section 10.19, and pursuant to Section 9.01(ii), if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer as to which an Offer to Purchase has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

SECTION 9.08. No Liability for Certain Persons.  No director, officer, employee, or stockholder of Holdings or the Company, nor any director, officer or employee of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture based on or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The foregoing waiver and release is an integral part of the consideration for the issuance of the Securities and the Guarantees.

ARTICLE X
Covenants

SECTION 10.01. Payment of Principal, Premium and Interest.  The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than 11:00 a.m. New York City time on the date of the Stated Maturity of any Security or no later than 11:00 a.m. New York City time on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

SECTION 10.02. Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Securities, the Guarantees and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at a Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.  In the event any such notice or demands are so made or served on the Trustee, the Trustee shall promptly forward copies thereof to the Company.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent and Security Registrar, and the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, located at 150 East 42nd Street, 40th Floor, New York, New York 10017, Attention: Corporate Trust Services — Administrator for United Rentals, as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.03. Money for Security Payments to be Held in Trust.   If the Company shall at any time act as its own Paying Agent, it will, on or before 11:00 a.m. New York City time on each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, the Company will, prior to 11:00 a.m. New York City time on each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent (other than the Company) to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04. Existence; Activities.  Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05. Maintenance of Properties.  The Company shall cause all material properties used in the conduct of its business or the business of any Restricted Subsidiary, taken as a whole, to be maintained and kept in good condition, repair and working order (regular wear and tear excepted), in each case in all material respects, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from disposing of any asset (subject to compliance with Section 10.14) or from discontinuing the operation or maintenance of any of such material properties if such discontinuance is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.06. Payment of Taxes and Other Claims.  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful material claims for labor, materials and supplies which, if unpaid, would by law become a lien upon property of the Company or any of its Restricted Subsidiaries that is not a Permitted Lien; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.07. Maintenance of Insurance.  The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their material properties, taken as a whole, which are of an insurable nature insured to the extent consistent with the Company’s past practice against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.  The Company shall, and shall cause its Restricted Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore all material properties to which such proceeds relate or to invest in Replacement Assets; provided, however, that the Company shall not be required to repair, replace or otherwise restore any such material property if the Company in good faith determines that such inaction is desirable in the conduct of the business of the Company or any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 10.08. Limitation on Indebtedness.  (a)  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to “incur”), for the payment of any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries is at least 2.00:1.00.

(b)  Paragraph (a) of this Section 10.08 will not prohibit the incurrence of any of the following items of Indebtedness:

(i) Indebtedness incurred by the Company and Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (i) and then outstanding does not exceed the greater of (A) $3.9 billion and (B) 85.0% of Consolidated Net Tangible Assets;

(ii) Indebtedness of the Company and the Guarantors related to the Securities and Concurrent Securities issued on the Issue Date and the Guarantees of such Securities and Concurrent Securities;

(iii) the incurrence by the Company or any Restricted Subsidiary of the Existing Indebtedness;

(iv) Indebtedness of the Company or any Restricted Subsidiary under equipment purchase or lines of credit, or for Capitalized Lease Obligations or Purchase Money Obligations; provided, that, immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred under this clause (iv) and then outstanding does not exceed the greater of $520,000,000 and 7.5% of Consolidated Net Tangible Assets;

(v) Indebtedness of the Company or any Restricted Subsidiary incurred in respect of (A) performance bonds, completion guarantees, surety bonds, bankers’ acceptances, letters of credit or other similar bonds, instruments or obligations in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers’ compensation and other similar insurance coverages), but excluding letters of credit issued in respect of or to secure money borrowed, (B) obligations under Hedging Obligations entered into for bona fide hedging purposes of the Company and not for speculative purposes, (C) financing of insurance premiums in the ordinary course of business or (D) cash management obligations and netting, overdraft protection and other similar facilities or arrangements, in each case arising under standard business terms of any bank at which the Company or any Restricted Subsidiary maintains such facility or arrangement;

(vi) Indebtedness consisting of accommodation guarantees for the benefit of trade creditors of the Company or any Restricted Subsidiary;

(vii) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Securities, in the case of the Company, or the Guarantee of the Securities, in the case of a Guarantor; and

(B) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) or the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) that results in such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall, in each case, be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

(viii)  Indebtedness arising from (A) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence and (B) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased or rented in the ordinary course of business;

(ix)  Indebtedness of:

(A) the Company, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) that was permitted to be incurred by this Indenture pursuant to paragraph (a) of this Section 10.08 or pursuant to this clause (ix) or clause (ii), (iii) or (xv) of this paragraph (b); and

(B) any Restricted Subsidiary, to the extent the proceeds thereof are used to renew, refund, refinance, amend, extend, defease or discharge any Indebtedness of such Restricted Subsidiary (other than intercompany Indebtedness) that was permitted to be incurred by this Indenture pursuant to paragraph (a) of this Section 10.08 or pursuant to this clause (ix) or clause (ii), (iii) or (xv) of this paragraph (b); provided, however, that:

(1) the principal amount of Indebtedness incurred pursuant to this clause (ix) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any accrued and unpaid interest and any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

(2) in the case of Indebtedness incurred by the Company pursuant to this clause (ix) to refinance Subordinated Indebtedness, such Indebtedness;

(x) has no scheduled principal payment prior to the 91st day after the Maturity Date; and

(y) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities;

(x) Indebtedness of Foreign Subsidiaries incurred to finance the working capital of such Foreign Subsidiaries;

(xi) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for guarantees, indemnification, obligations in respect of earnouts or other purchase price adjustments or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(xii) Indebtedness arising from the making of Standard Securitization Undertakings by the Company or any Restricted Subsidiary;

(xiii) guarantees by the Company or a Restricted Subsidiary of Indebtedness that was permitted to be incurred by the Company or any Restricted Subsidiary under this Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(xiv) guarantees or other Indebtedness in respect of Indebtedness of (A) an Unrestricted Subsidiary, (B) a Person in which the Company or a Restricted Subsidiary has a minority interest or (C) joint ventures or similar arrangements, provided, however, that at the time of incurrence of any Indebtedness pursuant to this clause (xiv) the aggregate principal amount of all guarantees and other Indebtedness incurred under this clause (xiv) and then outstanding does not exceed the greater of $350,000,000 and 5.0% of Consolidated Net Tangible Assets;

(xv) Indebtedness of (i) the Company or any Restricted Subsidiary incurred to finance or refinance, or otherwise incurred in connection with, any acquisition of assets (including capital stock), business or Person, or any merger or consolidation of any Person with or into the Company or any Restricted Subsidiary, or (ii) any Person that is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary (including Indebtedness thereof incurred in connection with any such acquisition, merger or consolidation); provided, that on the date of such acquisition, merger or consolidation, after giving effect thereto, either (x) the Company could incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 10.08 or (y) the Consolidated Fixed Charge Coverage Ratio of the Company would equal or be greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect thereto; and

(xvi) Indebtedness of the Company or any Restricted Subsidiary, in addition to that described in clauses (i) through (xv) of this paragraph (b); provided, that immediately after giving effect to any such incurrence, the aggregate principal amount of Indebtedness incurred pursuant to this clause (xvi) and then outstanding does not exceed the greater of $700,000,000 and 10.0% of Consolidated Net Tangible Assets.

(c)  For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this Section 10.08, (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraphs (a) and (b) of this Section 10.08, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in Section 10.08(a) or one or a combination of the clauses of Section 10.08(b); provided that (i) Indebtedness outstanding on the Issue Date under the Credit Agreement shall be treated as incurred pursuant to Section 10.08(b)(i) above and (ii) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this Section 10.08) arising under any guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

(d)  Except as provided in Section 10.08(e) with respect to Indebtedness denominated in a foreign currency, the amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

(e)  For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being incurred), and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, calculated as described in the following sentence, does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing and (z) the dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to a Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Issue Date, (ii) any date on which any of the respective commitments under such Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 10.09. Limitation on Restricted Payments.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than

Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary);

(b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants, or other rights to purchase any such Capital Stock of the Company or any direct or indirect parent of the Company (other than such securities owned by the Company or a Restricted Subsidiary and any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof);

(c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than (1) any such Subordinated Indebtedness owned by the Company or a Restricted Subsidiary or (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value (collectively, for purposes of this clause (c), a “purchase”) of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment, final maturity or exercise of a right to put on a set scheduled date (but not including any put right in connection with a change of control event), in each case due within one year of the date of such purchase; provided that, in the case of any such purchase in anticipation of the exercise of a put right, at the time of such purchase, it is more likely than not, in the good faith judgment of the Board of Directors of the Company, that such put right would be exercised if such put right were exercisable on the date of such purchase); or

(d) make any Investment (other than any Permitted Investment) in any Person,

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as “Restricted Payments”), unless, immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment):

(A) no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(B)  the Company would be able to incur $1.00 of additional Indebtedness pursuant to Section 10.08(a); and

(C) the aggregate amount of such Restricted Payment together with all other Restricted Payments (including the Fair Market Value of any non-cash Restricted Payments) declared or made since the Issue Date would not exceed the sum of (without duplication) of:

(1) 50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) from January 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such aggregate cumulative

Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit);

(2) the aggregate net cash proceeds and the Fair Market Value of property or assets received by the Company as capital contributions to the Company after March 9, 2012 or from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock of the Company) of the Company to any Person (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) after March 9, 2012;

(3) the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company;

(4) the aggregate net cash proceeds and the Fair Market Value of property or assets received after March 9, 2012 by the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) for Indebtedness that has been converted or exchanged into or for Capital Stock (other than Redeemable Capital Stock) of the Company or Holdings (to the extent such Indebtedness was originally sold by the Company for cash), plus the aggregate amount of cash and the Fair Market Value of any property received by the Company or any Restricted Subsidiary (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

(5) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after March 9, 2012, an amount equal to the proceeds or return of capital with respect to such Investment less the cost of the disposition of such Investment;

(6) the aggregate amount equal to the net reduction in Investments (other than Permitted Investments) in Unrestricted Subsidiaries resulting from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary; and

(7) so long as the Designation thereof was treated as a Restricted Payment made after March 9, 2012, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary in accordance with Section 10.17 hereof, the Fair Market Value of the Company’s interest in such Subsidiary.

None of the foregoing provisions will prohibit the following; provided that with respect to payments pursuant to clauses (i), subclause (y) of (iv), (v), (vi), (vii), (viii), (x), (xvi) and (xvii) below, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the first paragraph of this Section 10.09;

(ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Redeemable Capital Stock) or from a substantially concurrent cash capital contribution to the Company; provided, however, that such cash proceeds are excluded from clause (C) of the first paragraph of this Section 10.09;

(iii) any redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of Indebtedness of the Company which:

(x) has no scheduled principal payment prior to the 91st day after the Maturity Date; and

(y) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities;

(iv) payments to purchase Capital Stock of the Company or Holdings from officers of the Company or Holdings (x) made in connection with the RSC Merger Transactions and (y) otherwise in an amount not to exceed the sum of (1) $20,000,000 plus (2) $15,000,000 multiplied by the number of calendar years that have commenced since March 9, 2012;

(v) payments (other than those covered by clause (iv) above) to purchase Capital Stock of the Company or Holdings from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the death, disability or termination of employment of such employees, (x) made in connection with the RSC Merger Transactions and (y) otherwise in aggregate amounts under this clause (v) not to exceed $15,000,000 in any fiscal year of the Company;

(vi) payments to Holdings in an amount sufficient to permit it to (I) make scheduled payments of interest on (A) the 4.000% Convertible Senior Notes and (B) any Indebtedness incurred by Holdings to refinance any Indebtedness described in clause (A); provided that such Indebtedness would otherwise satisfy the requirements of Section 10.08(b)(ix)(B)(1), or (II) purchase, repurchase, redeem, defease or otherwise acquire or retire within one year of final maturity the 4.000% Convertible Senior Notes; provided that any payments made pursuant to this clause (II) are made with the proceeds of Indebtedness permitted to be incurred under this Indenture and any such Indebtedness would otherwise satisfy the requirements of Sections 10.08(b)(ix)(B)(1), 10.08(b)(ix)(B)(2)(x) and 10.08(b)(ix)(B)(2)(y);  and (III) purchase, repurchase, redeem, defease or otherwise acquire or retire at any time upon conversion the 4.000% Convertible Senior Notes; provided that after giving pro forma effect to such incurrence and payments pursuant to this clause (III), the Company’s Senior Indebtedness Leverage Ratio does not exceed 4.00:1.00;

(vii) within 60 days after the consummation of the Change of Control Offer pursuant to Section 10.13 (including the purchase of the Securities tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount or liquidation amount thereof, plus accrued and unpaid interest or dividends (if any); provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(viii) within 60 days after the consummation of the Asset Sale Offer pursuant to Section 10.14 (including the purchase of the Securities tendered), any purchase or redemption of Subordinated Indebtedness or any Capital Stock of Holdings, the Company or any Restricted Subsidiaries required pursuant to the terms thereof as a result of such Asset Sale; provided, however, that at the time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom);

(ix) payments to Holdings in an amount sufficient to enable Holdings to pay:

(1) its taxes, legal, accounting, payroll, benefits, incentive compensation, insurance and corporate overhead expenses (including Commission, stock exchange and transfer agency fees and expenses) and expenses of United Rentals Trust I payable by Holdings pursuant to the terms of the trust agreement governing such trust;

(2) trade, lease, payroll, benefits, incentive compensation and other obligations in respect of goods to be delivered to, services (including management and consulting services) performed for and properties used by, the Company and the Restricted Subsidiaries;

(3) the purchase price for Investments in other persons; provided, however, that promptly following such Investment either:

(x) such other person either becomes a Restricted Subsidiary or is merged or consolidated with, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary, or the Company or a Restricted Subsidiary is merged with or into such other person; or

(y) such Investment would otherwise be permitted under this Indenture if made by the Company and such Investment is contributed or transferred by Holdings to the Company or a Restricted Subsidiary;

(4) reasonable and customary incidental expenses as determined in good faith by the Board of Directors of Holdings; and

(5) costs and expenses incurred by Holdings in relation to the issuance of the Securities and the Guarantees, the Concurrent Securities and related guarantees, the RSC Merger Transactions and the National Pump Transactions.

(x) cash payments in lieu of the issuance of fractional shares in connection with the exercise of any warrants, options or other securities convertible into or exchangeable for Capital Stock of Holdings, the Company or any Restricted Subsidiary;

(xi) the deemed repurchase of Capital Stock on the cashless exercise of stock options;

(xii) the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(xiii) any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction, which Investment consists of the assets described in the definition of “Equipment Securitization Transaction” or “Receivables Securitization Transaction”;

(xiv) any Restricted Payment made in connection with the consummation of the RSC Merger Transactions or the National Pump Transactions, including payments made by the Company to Holdings necessary to consummate the RSC Merger Transactions or the National Pump Transactions;

(xv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale or other sale of assets or property made pursuant to and in compliance with this Indenture;

(xvi) any Restricted Payment so long as immediately after the making of such Restricted Payment, the Total Indebtedness Leverage Ratio does not exceed 3.25:1.00; and

(xvii) any Restricted Payment in an amount which, when taken together with all Restricted Payments made after the Issue Date pursuant to this clause (xvii), does not exceed $300,000,000.

Any payments made pursuant to clauses (i), (xvi) or (xvii) of this paragraph shall be taken into account, and any payments made pursuant to other clauses of this paragraph shall be excluded, in calculating the amount of Restricted Payments pursuant to clause (C) of the first paragraph of this Section 10.09.

The Company, in its sole discretion, may classify or reclassify (x) any Permitted Investment as being made in whole or in part as a permitted Restricted Payment or (y) any Restricted Payment as being made in whole or in part as a Permitted Investment (to the extent such Restricted Payment qualifies as a Permitted Investment).

The Company, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the provisions of this Section 10.09 (or, in the case of any Investment, the clauses of Permitted Investments) and in part under one or more other such provisions (or, as applicable, clauses).

SECTION 10.10. Limitation on Preferred Stock of Restricted Subsidiaries.  The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Wholly Owned Restricted Subsidiary.  The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Wholly Owned Restricted Subsidiary.  Notwithstanding the foregoing, nothing in this Section 10.10 will prohibit Preferred Stock (other than Redeemable Capital Stock) issued by a Person prior to the time: (A) such person becomes a Restricted Subsidiary; (B) such Person merges with or into a Restricted Subsidiary; or (C) a Restricted Subsidiary merges with or into such Person; provided, however, that such Preferred Stock was not issued or incurred by such Person in anticipation of a transaction contemplated by subclause (A), (B) or (C) above.

SECTION 10.11. Limitation on Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $10,000,000, except: (a) on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company; (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $75,000,000, the Company shall have delivered an Officers’ Certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a); and (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $200,000,000, such transaction or transactions shall have been approved by a majority of the Disinterested Members of the Board of Directors of the Company.

Notwithstanding the foregoing, the restrictions set forth in this Section 10.11 shall not apply to: (i) transactions with or among the Company and the Restricted Subsidiaries; (ii) transactions in the ordinary course of business, or approved by a majority of the Board of Directors of the Company, between the Company or any Restricted Subsidiary and any Affiliate of the Company that is a joint venture or similar entity, including United Rentals Industrial Services Inc.; (iii) (A) customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, collective bargaining agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business and (B) any transaction with an officer or director in the ordinary course of business not involving more than $1,000,000 in any one year; (iv) Restricted Payments made in compliance with Section 10.09; (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (vi) transactions pursuant to agreements in effect on the Issue Date; (vii) any sale, conveyance or other transfer of assets customarily transferred in a Securitization Transaction to a Special Purpose Vehicle; (viii) transactions with customers, clients, suppliers, joint venture partners, joint ventures, including their members or partners, or purchasers or sellers of goods or services, in each case in the ordinary course of business, including pursuant to joint venture agreements, and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or the applicable Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Restricted Subsidiary with an unrelated person or entity, in the good faith determination of the Company’s Board of Directors or its senior management, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (ix) any issuance or sale of Capital Stock (other than Redeemable Capital Stock) of the Company or any capital contribution to the Company; (x) the issuance of the Securities and Guarantees, the Concurrent Securities and related guarantees, the RSC Merger Transactions and the National Pump Transactions, including the payment of all fees and expenses relating thereto and the payments to be made by the Company to Holdings in connection therewith; and (xi) transactions in which Holdings or a Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that the financial terms of such transaction either (x) are fair to Holdings or such Restricted Subsidiary, as applicable, from a financial point of view (or words of similar import) or (y) meet the requirements of clause (a) of the first paragraph of this Section 10.11.

SECTION 10.12. Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien (the “Initial Lien”) of any kind (except for Permitted Liens) securing any Indebtedness, unless the Securities are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to Liens securing the Securities to the same extent such Subordinated Indebtedness is subordinate to the Securities.  Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

SECTION 10.13. Change of Control.  (a)  On or before the 30th day after the date of the occurrence of a Change of Control, the Company shall make an Offer to Purchase (a “Change of Control Offer”) on a Business Day not more than 60 nor less than 30 days following the mailing to each Holder of the notice described in paragraph (b) below (the “Change of Control Purchase Date”), all of the then Outstanding Securities tendered at a purchase price in cash (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Change of Control Purchase Date.  The Company shall be required to purchase all Securities tendered into the Change of Control Offer and not withdrawn.  The Change of Control Offer shall remain open for at least 20 Business Days.

(b)  Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating all other information as set forth in the definition of “Offer to Purchase.”

(c)  On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof (not less than $2,000 principal amount and integral multiples of $1,000 in excess thereof) tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers’ Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the third Business Day following the Change of Control Purchase Date.

(d)  The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption for all outstanding Securities has been given pursuant to Section 11.01, unless and until there is a default in payment of the applicable Redemption Price.

(e)  The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Securities as described above.

(f)  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

SECTION 10.14. Disposition of Proceeds of Asset Sales.

(a)  The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and

(ii) at least 75% of such consideration consists of cash or Cash Equivalents; provided, however, that this limitation shall not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(b)  Within 365 days of the later of an Asset Sale and the date of receipt of Net Cash Proceeds from such Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale to:

(1) to the extent the Company or such Restricted Subsidiary elects or is required to the terms thereof, to repay (or, in the case of letters of credit, bankers’ acceptances or other similar instruments, cash collateralize) Indebtedness and to correspondingly reduce commitments with respect thereto (in each case other than Subordinated Indebtedness and Indebtedness owed to the Company or a Restricted Subsidiary); or

(2) invest in properties or assets that are used or useful in the business of the Company and its Restricted Subsidiaries conducted at such time or in businesses reasonably related thereto or in Capital Stock of a Person, the principal portion of whose assets consist of such property or assets (collectively, “Replacement Assets”); provided, however, that any such reinvestment in Replacement Assets made pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Company that is executed or approved within such time shall satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day or within such longer period of time authorized by the Board of Directors of the Company as is necessary to consummate such investment; provided that in the event such binding agreement or commitment is later canceled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary may satisfy its obligations as to any Net Cash Proceeds by entering into another binding agreement or commitment within six months of such cancellation or termination of the prior binding agreement or commitment or treating such Net Cash Proceeds as Excess Proceeds; provided, further, that the Company or such Restricted Subsidiary may only enter into such an agreement or commitment under the foregoing provision one time with respect to each Asset Sale.  Any Net Cash Proceeds from any Asset Sale that are not used in accordance with the preceding sentence constitute “Excess Proceeds” subject to disposition as provided in clause (c) below.

(c)  Whenever the aggregate amount of Excess Proceeds equals or exceeds $75,000,000, the Company shall make an Offer to Purchase (an “Asset Sale Offer”), from all Holders and, to the extent the Company elects or is required by the terms thereof, all holders of other Indebtedness that is pari passu in right of payment with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, pro rata in proportion to the respective principal amounts of the Securities and such other Indebtedness to be purchased or redeemed, the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased with the Excess Proceeds.

(d)  The offer price for the Securities in any Asset Sale Offer shall be equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the purchase date and the offer price for any other Indebtedness that is pari passu in right of payment with the Securities, as applicable, shall be as set forth in the documentation governing such Indebtedness (the “Asset Sale Offer Price”) and shall be payable in cash. If any Excess Proceeds remain after an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes.  If the Asset Sale Offer Price with respect to Securities tendered into such Asset Sale Offer exceeds the Excess Proceeds allocable to the Securities, Securities to be purchased shall be selected on a pro rata basis. The Securities shall be purchased by the Company on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.  Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

(e)  On the Purchase Date under this Section 10.14, the Company shall (i) accept for payment (subject to proration as described in the Offer to Purchase) Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers’ Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and make available for delivery to such Holders a new Security of like tenor equal in principal amount to any unpurchased portion of the Security surrendered.  Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer not later than the third Business Day following the Asset Sale Offer Purchase Date.

(f)  The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Securities as described above.

(g)  For the purposes of Section 10.14(a)(ii), the following are deemed to be cash: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary to the extent the Company or such Restricted Subsidiary is released from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (2) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale to the extent that the Company and each other Restricted Subsidiary are released in full from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days, (4) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary (provided that such Indebtedness is not expressly subordinated in right of payment to the Securities), (5) Replacement Assets or (6) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in an Asset Sale; provided, however, that the aggregate Fair Market Value of all Designated Non-cash Consideration received and treated as cash pursuant to this clause is not to exceed, at any time, an aggregate amount outstanding equal to the greater of $140,000,000 and 2.0% of Consolidated Net Tangible Assets as of the date of the applicable Asset Sale, without giving effect to changes in value subsequent to the receipt of such Designated Non-cash Consideration.

SECTION 10.15. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)  pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(b)  pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(c)  make loans or advances to the Company or any other Restricted Subsidiary; or

(d)  transfer any of its properties or assets to the Company or any other Restricted Subsidiary except for such encumbrances or restrictions existing under or by reason of:

(i) applicable law or any applicable rule, regulation or order;

(ii) (A) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary and (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture;

(iv) instruments governing Indebtedness as in effect on the Issue Date;

(v) any agreement or other instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(vi) an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);

(vii) any agreement in effect on the Issue Date;

(viii) any Credit Facility, Indebtedness under which is incurred pursuant to Section 10.08(b)(i), the Securities, this Indenture and the Guarantees; and the Concurrent Securities and related guarantees;

(ix) joint venture agreements and other similar agreements that prohibit actions of the type described in clauses (a), (b), (c) and (d) above, which prohibitions are applicable only to the entity or assets that are the subject of such arrangements;

(x) any agreement entered into with respect to a Special Purpose Vehicle in connection with a Securitization Transaction, containing customary restrictions required by the institutional sponsor or arranger of such Securitization Transaction in similar types of documents relating to the purchase of similar assets in connection with the financing thereof;

(xi) restrictions relating to Foreign Subsidiaries contained in Indebtedness incurred pursuant to Section 10.08;

(xii) (A) on cash or other deposits or net worth imposed by customers or suppliers under agreements entered into in the ordinary course of business, (B) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or adversely affect the ability of the Company to make interest and principal payments with respect to the Securities or (C) pursuant to Interest Rate Protection Agreements;

(xiii) an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 10.08 (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in instruments governing Indebtedness as in effect on the Issue Date (as determined in good faith by the Company), or (B) if such encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Securities or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(xiv) Purchase Money Obligations with respect to property or assets acquired in the ordinary course of business that impose encumbrances or restrictions on the property or assets so acquired; and

(xv) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses; provided, however, that the terms and conditions of any such agreement are not materially less favorable, taken as a whole, to the Holders with respect to such dividend and payment restrictions than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

SECTION 10.16. Additional Subsidiary Guarantors.  The Company will cause each Domestic Restricted Subsidiary that guarantees any Indebtedness of the Company or any other Restricted Subsidiary incurred pursuant to Section 10.08(b)(i) to, within a reasonable time thereafter, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture (subject to any limitations that apply to the guarantee of Indebtedness giving rise to the requirement to deliver a Guaranty Agreement pursuant to this Section 10.16).  This Section 10.16 shall not apply to any of the Company’s Subsidiaries that have been properly designated as an Unrestricted Subsidiary or as a Special Purpose Vehicle.

SECTION 10.17. Limitation on Designations of Unrestricted Subsidiaries.  (a)  The Company may designate any Restricted Subsidiary as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 10.09 in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s interest in such Subsidiary on such date; and

(iii) the Company would be permitted under this Indenture to incur $1.00 of additional Indebtedness pursuant to Section 10.08(a) at the time of such Designation (assuming the effectiveness of such Designation).

(b)  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 10.09 for all purposes of this Indenture in the Designation Amount.

(c)  All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

(d)  The Company may revoke any Designation of a Subsidiary as an  Unrestricted Subsidiary (a “Revocation”) if:

(i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

(e)  All Designations and Revocations must be evidenced by board resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 10.18. Reporting Requirements.  For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject.  If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company shall transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Securities

Register, copies of such documents within 30 days after the Required Filing Date (or make such documents available on a website maintained by the Company or Holdings).

SECTION 10.19. Compliance Certificates.  The Company shall deliver to the Trustee, prior to April 30 in each year commencing with the year beginning on January 1, 2014, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

SECTION 10.20. Suspension of Covenants.  (a) During any period of time that:

(x) the Securities have Investment Grade Ratings from both Rating Agencies, and

(y) no Default has occurred and is continuing (the occurrence of the events described in the foregoing clause (x) and this clause (y) being collectively referred to as a “Covenant Suspension Event”),

the Company and its Restricted Subsidiaries shall not be subject to Sections 8.01(3), 10.08, 10.09, 10.10, 10.11, 10.14, 10.15 and 10.16 of this Indenture (collectively, the “Suspended Covenants”).

(b)  In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events.

(c)  The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset at zero. With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments since the Issue Date made shall be calculated as though Section 10.09 had been in effect during the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with Section 10.17 as if the Suspended Covenants were in effect during such period. In addition, all Indebtedness incurred during the Suspension Period shall be classified as having been incurred pursuant to Section 10.08(b)(iii). Any Preferred Stock issued during the Suspension Period shall be classified as having been issued pursuant to Section 10.10. In addition, for purposes of Section 10.11, all agreements and arrangements entered into by the Company and any Restricted Subsidiary during the Suspension Period prior to such Reversion Date shall be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 10.15, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such Section shall be deemed to have been existing on the Issue Date.

(d)  During the Suspension Period, any reference in the definition of “Permitted Liens” and Section 10.17 to any provision of Section 10.08 or any provision thereof shall be construed as if such Section had remained in effect since the Issue Date and during the Suspension Period.

(e)  During the Suspension Period, the obligation to grant further Guarantees shall be suspended. Upon the Reversion Date, the obligation to grant Guarantees pursuant to Section 10.16 shall be reinstated (and the Reversion Date shall be deemed to be the date on which any guaranteed Indebtedness was Incurred for purposes of Section 10.16).

(f)  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any subsidiary shall be permitted, following a Reversion Date, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof), to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

(g)  The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any Covenant Suspension Event. In the absence of such notice the Trustee shall assume and be fully protected in so assuming the Suspended Covenants apply and are in full force and effect. The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Reversion Date) written notice of any occurrence of a Reversion Date.  After any such notice of the occurrence of a Reversion Date the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  For the avoidance of doubt, the Trustee shall have no obligation to discover or verify the existence or termination of any Covenant Suspension Event or Reversion Date.

ARTICLE XI
Redemption of Securities

SECTION 11.01. Right of Redemption/Mandatory Redemption.  The Securities may be redeemed at the election of the Company, in the amounts, at the times, at the Redemption Prices (together with any applicable accrued and unpaid interest to the Redemption Date), and subject to the conditions specified in the form of Security and hereinafter set forth.  The Company also shall redeem the Securities in the amounts, at the times, at the Redemption Prices (together with any applicable accrued and unpaid interest to the Redemption Date), and subject to the conditions specified in the form of Security and hereinafter set forth.

SECTION 11.02. Applicability of Article.  Redemption of Securities at the election of the Company, as permitted by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article XI.

SECTION 11.03. Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution.  In the event of any redemption at the election of the Company pursuant to Section 11.01, the Company shall notify the Trustee at least 10 days prior (or such shorter period as may be acceptable to the Trustee) to the date on which notice is required to be mailed or caused to be mailed to Holders pursuant to Section 11.05 of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 11.04. Selection and Notice of Redemption.  In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made on a pro rata basis (subject to the rules of the Depositary) unless otherwise required by law or applicable stock exchange requirements; provided, however, that Securities shall only be redeemable in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture and of the Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.05. Notice of Redemption.  Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to the Redemption Date if the notice of redemption is issued in connection with (i) a satisfaction and discharge of Securities in accordance with Article IV or (ii) a defeasance in accordance with Article XII.

All notices of redemption shall identify the Securities to be redeemed (including, if used, CUSIP or ISIN numbers) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if less than all the Outstanding Securities are to be redeemed,  the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(iv) that on the Redemption Date the Redemption Price and accrued interest to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after such Redemption Date;

(v) the place or places where such Securities are to be surrendered for payment of the Redemption Price accrued interest to, but excluding, the Redemption Date; and

(vi) if the redemption is being made pursuant to the provisions of the Securities regarding an Equity Offering, a brief description of the transaction or transactions giving rise to such redemption, the aggregate purchase price thereof and the net cash proceeds therefrom available for such redemption, the date or dates on which such transaction or transactions were completed and the percentage of the aggregate principal amount of Outstanding Securities being redeemed.

Notice of redemption of Securities to be redeemed pursuant to Section 11.01 shall be given by the Company or, at the Company’s request and provision of such notice information to the Trustee five days prior (or such shorter period as may be acceptable to the Trustee) to the mailing of such notice, by the Trustee in the name and at the expense of the Company.

Notices of redemption pursuant to Section 11.01 may be subject to the satisfaction of one or more conditions precedent established by the Company in its sole discretion. In addition, the Company may provide in any notice of redemption for the Securities that payment of the Redemption Price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person.

SECTION 11.06. Deposit of Redemption Price.  Prior to or by 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.07. Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest), interest shall cease to accrue on such Securities or portions thereof.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption in accordance with the election of the Company made pursuant to Section 11.01 shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 11.08. Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal amount at Stated Maturity of the Security so surrendered.

SECTION 11.09. Special Mandatory Redemption.  (a)  If (i) the National Pump Acquisition is not consummated on or before the date that is 45 days after the Issue Date (or, if such day is not a Business Day, then the next succeeding Business Day) (the “Acquisition Deadline”), (ii) the Company has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline and gives the Trustee a written notice to that effect, or (iii) the National Pump Asset Purchase Agreement is terminated in accordance with its terms or by agreement of the parties thereto, if the National Pump Acquisition has not been consummated, the Company shall redeem the Securities (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earliest to occur of (i) the Acquisition Deadline, if the National Pump Acquisition is not consummated on or before such date, (ii) the 10th Business Day following written notification by the Company to the Trustee that the Company has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline, and (iii) the 10th Business Day following the termination of the National Pump Asset Purchase Agreement, if the National Pump Acquisition has not been consummated.

(b)  If the Company is required to redeem the Securities pursuant to this Special Mandatory Redemption because the National Pump Acquisition is not completed on or before the Acquisition Deadline, the Company shall cause a conditional notice of redemption to be mailed, with a copy to the Trustee, to each Holder of the Securities at its registered address at least five Business Days prior to the applicable Special Mandatory Redemption Date. Such redemption notice shall be conditioned upon failure to complete the National Pump Acquisition on or before the Acquisition Deadline and any other conditions the Company may determine.

(c)  In all other cases, if the Company is required to redeem the Securities pursuant to this Special Mandatory Redemption, the Company shall cause the notice of redemption to be mailed (including by written request to the Trustee to do so, in the name of and at the Company’s expense, at least 5 days prior to when such notice of redemption is to be sent), with a copy to the Trustee, to each Holder of the Securities at its registered address within five Business Days after the occurrence of the event that requires the Company to redeem such Securities. Unless the Company defaults in payment of the redemption price and accrued and unpaid interest on the Securities, on and after the Special Mandatory Redemption Date, interest shall stop accruing on the Securities.

(d)  Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date shall be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant record dates in accordance with the Securities and this Indenture. If funds sufficient to pay the special mandatory redemption price of the Securities to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Securities shall cease to bear interest.

ARTICLE XII
Legal Defeasance and Covenant Defeasance

SECTION 12.01. Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may at any time, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, elect to have either Section 12.02 or 12.03 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article XII.

SECTION 12.02. Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04, be deemed to have been discharged from their obligations with respect to all Outstanding Securities (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all their other obligations under such Securities, the Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, or interest or premium on, if any, such Securities when such payments are due from the trust referred to in Section 12.04;

(ii) the Company’s obligations with respect to such Securities under Article II, Article III and Section 10.02;

(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(iv) this Article XII.

Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03.

SECTION 12.03. Covenant Defeasance.  Upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04, be released from each of their obligations under the covenants contained in Sections 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, clause (3) of the first paragraph of Section 8.01 and any covenant provided pursuant to Section 9.01(ii) with respect to the Outstanding Securities on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the Outstanding Securities and Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Securities and Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 12.01 of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04, Sections 5.01(3) through 5.01(5) will not constitute Events of Default.

SECTION 12.04. Conditions to Legal or Covenant Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the Outstanding Securities on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular Redemption Date;

(ii) in the case of an election under Section 12.02, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of an election under Section 12.03, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(vi) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(vii) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 12.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 12.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 in respect of the Outstanding Securities will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Notwithstanding anything in this Article XII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(i)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.06. Repayment to Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 12.07. Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Securities and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03, as the case may be; provided, however, that, if the Company makes any payment of principal of or any premium or interest on any Security following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XIII
Guarantee

SECTION 13.01. Guarantee.  Each Guarantor hereby unconditionally and irrevocably guarantees on a senior unsecured basis, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranty Obligations”).  Each Guarantor further agrees that the Guaranty Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article XIII notwithstanding any extension or renewal of any Guaranty Obligation.

To the extent that any Subsidiary Guarantor shall be required to pay any amounts on account of the Securities pursuant to a Guarantee in excess of an amount calculated as the product of (i) the aggregate amount payable by the Subsidiary Guarantors on account of the Securities pursuant to their respective Guarantees times (ii) the proportion (expressed as a fraction) that such Subsidiary Guarantor’s net assets (determined in accordance with GAAP) at the date enforcement of the Subsidiary Guarantees is sought bears to the aggregate net assets (determined in accordance with GAAP) of all Subsidiary Guarantors at such date, then such Subsidiary Guarantor shall be reimbursed by the other Subsidiary Guarantors for the amount of such excess, pro rata, based upon the respective net assets (determined in accordance with GAAP) of such other Subsidiary Guarantors at the date enforcement of the Subsidiary Guarantees is sought.  This paragraph is intended only to define the relative rights of Subsidiary Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of the Subsidiary Guarantors under their respective Subsidiary Guarantees.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under any Guarantee.

Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranty Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Securities or the Guaranty Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranty Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranty Obligations; or (f) any change in the ownership of any Guarantor (subject to Section 13.05).

Each Guarantor further agrees that its Guarantee herein constitutes a guaranty of payment, performance and compliance when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranty Obligations.

To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranty Obligations or otherwise.

Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranty Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of each Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranty Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranty Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise (within applicable grace periods), or to perform or comply with any other Guaranty Obligation (within applicable grace periods), each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranty Obligations, (ii) accrued and unpaid interest on such Guaranty Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranty Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranty Obligations Guaranteed hereby until payment in full of all Guaranty Obligations.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranty Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranty Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranty Obligations as provided in Article V, such Guaranty Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of this Section 13.01.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.

SECTION 13.02. Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer.

SECTION 13.03. Execution and Delivery of Guarantees.  The Guarantees to be endorsed on the Securities shall be in the form set forth in Exhibit B.  Each of the Guarantors hereby agrees to execute its Guarantee in such form, to be endorsed on each Security authenticated and delivered by the Trustee.

Each Guarantee shall be executed on behalf of each respective Guarantor by any one of such Guarantor’s Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President, Chief Financial Officer or Vice Presidents and any authorized signatories for any Guarantors that are not corporations.  The signature of any or all of these officers on the Guarantee may be manual or facsimile.

A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

Each Guarantee shall be registered, transferred, exchanged and cancelled, and shall be held in definitive or global form, in the same manner and together with the Security to which it relates, in accordance with Article III.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantors.  Each of the Guarantors hereby jointly and severally agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security.

SECTION 13.04. Guarantors May Consolidate, Etc., on Certain Terms.  Nothing contained in this Indenture or in any of the Securities or any Guarantee shall prevent any consolidation or merger of a Guarantor with or into the Company or a Guarantor or the merger of a wholly owned Restricted Subsidiary of the Company with and into a Guarantor or shall prevent any sale or conveyance of the assets of a Guarantor as an entirety or substantially as an entirety or the Capital Stock of a Guarantor to the Company or a Guarantor.

SECTION 13.05. Release of Guarantors.  The Guarantee of a Subsidiary Guarantor shall automatically be released from all obligations under its Guarantee endorsed on the Securities and under this Article XIII without need for any further act or the execution or delivery or any document:  (i) upon the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by this Indenture; (ii) upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided such sale or disposition is permitted by this Indenture; (iii) upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; (iv) upon Legal Defeasance or Covenant Defeasance in accordance with Article XII or satisfaction and discharge in accordance with Article IV; or (v) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor under this Indenture as an Unrestricted Subsidiary.  Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such transaction was made in accordance with the provisions hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article XIII.

SECTION 13.06. Successors and Assigns.  This Article XIII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 13.07. No Waiver, etc.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIII at law, in equity, by statute or otherwise.

SECTION 13.08. Modification, etc.  No modification, amendment or waiver of any provision of this Article XIII, nor the consent to any departure by a Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on a Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Very truly yours,

UNITED RENTALS (NORTH AMERICA), INC.

By:
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

UNITED RENTALS, INC.

By:
Name: Irene Moshouris
Title: Senior Vice President and Treasurer

UNITED RENTALS (DELAWARE), INC.

By:
Name: Irene Moshouris
Title: Vice President and Treasurer

UNITED RENTALS FINANCING LIMITED PARTNERSHIP, BY UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC, ITS GENERAL PARTNER

By:
Name: Irene Moshouris
Title: Vice President and Treasurer

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC

By:
Name: Irene Moshouris
Title: Vice President and Treasurer

UNITED RENTALS REALTY, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS SOLE MEMBER

By:
Name: Irene Moshouris
Title: Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name: Yana Kislenko
Title: Vice President

SCHEDULE A

Guarantor	Place of Formation

United Rentals (Delaware), Inc.	Delaware

United Rentals Financing Limited Partnership	Delaware

United Rentals Highway Technologies Gulf, LLC	Delaware

United Rentals Realty, LLC	Delaware

APPENDIX

PROVISIONS RELATING TO THE SECURITIES

1.             Definitions

1.1          Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below (and other capitalized terms shall have their respective meanings as defined in the Indenture):

“Definitive Security” means a certificated Security that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Underwriters” means (i) with respect to the Securities issued on the Issue Date, the underwriters listed in the Underwriting Agreement and (ii) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related underwriting agreement.

“Underwriting Agreement” means (a) the underwriting agreement, dated March 12, 2014, among the Company, the Guarantors and Morgan Stanley & Co. LLC, as representative of the Underwriters, and (b) any other similar underwriting agreement relating to Additional Securities.

1.2          Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Global Security”	2.1(b)

2.             The Securities

2.1          Form.

(a)           The Securities issued on the date hereof will be offered and sold by the Company pursuant to an Underwriting Agreement.  Additional Securities offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Underwriting Agreements in accordance with applicable law.

(b)           Global Securities.  The Securities shall be issued initially in the form of one or more global Securities in definitive, fully registered form (collectively, the “Global Securities”)

without interest coupons and bearing the Global Securities Legend, which shall be deposited on behalf of the Holders of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c)           Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one officer of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d)           Definitive Securities.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

2.2          Authentication.  The Trustee shall authenticate and make available for delivery upon a Company Order of the Company signed by one Officer of the Company (a) Securities for original issue on the date hereof in an aggregate principal amount of $850,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount.  Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 3.13 of the Indenture after the Issue Date, shall certify that such issuance is in compliance with this Indenture.

2.3          Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Security Registrar with a request:

(i)            to register the transfer of such Definitive Securities; or

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(ii)           to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)           Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.  If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Security in the appropriate principal amount.

(c)           Transfer and Exchange of Global Securities.

(i)            The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the

3

principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)           Cancelation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee.  At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(e)           Obligations with Respect to Transfers and Exchanges of Securities.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Security Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06 of this Indenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.04, 9.06 or 11.08 of this Indenture or in accordance with any Change of Control Offer pursuant to Section 10.13 or any Asset Sale Offer pursuant to Section 10.14 of this Indenture, and in any such case not involving any transfer.

(iii)          Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

4

(iv)          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(f)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4          Definitive Securities.

(a)           A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)           Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in

5

whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 or integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)           Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)           In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

6

EXHIBIT A

[FORM OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DEPOSITARY, TO NOMINEES OF DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

United Rentals (North America), Inc.

5.75% Senior Note due 2024

No.	$
CUSIP NO.

ISIN NO.

United Rentals (North America), Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on November 15, 2024, and to pay interest thereon from March 26, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 15 and November 15 in each year, commencing May 15, 2014, at the rate of 5.75% per annum, until the principal hereof is paid or duly provided for; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 5.75% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

UNITED RENTALS (NORTH AMERICA), INC.

By:
Name:
Title:

Attest:

By:
Name:
Title

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the
within-mentioned Indenture.

Dated: March 26, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE

By:
Authorized Signatory

Form of Reverse of Security

This Security is one of a duly authorized issue of Securities of the Company designated as 5.75% Senior Notes due 2024 (herein called the “Securities”), limited in aggregate principal amount on the Issue Date to $850,000,000 issued and to be issued under an Indenture, dated as of March 26, 2014 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors named therein, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Company shall be entitled, subject to its compliance with Section 10.08 of the Indenture, to issue Additional Securities pursuant to Section 3.13 of the Indenture.  The Securities include the Securities issued on the Issue Date and any Additional Securities.  The Securities issued on the Issue Date and any Additional Securities are treated as a single class of securities under the Indenture.

The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 7aaa - 77bbbb (the “TIA”), as in effect on the date of the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of such terms.

Except as set forth below, the Company will not be entitled to redeem this Security at its option prior to May 15, 2019.

This Security is redeemable at the Company’s option, in whole or in part, at any time on or after May 15, 2019, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Redemption Price
2019	102.875%
2020	101.917%
2021	100.958%
2022 and thereafter	100.000%

In addition, at any time, or from time to time, on or prior to May 15, 2017, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the principal amount of the Securities at a Redemption Price equal to 105.75% of the principal amount of the Securities, plus accrued and unpaid interest, if any, thereon to the Redemption Date; provided, however, that (1) at least 50% of the aggregate principal amount of Securities issued on the Issue Date (excluding Securities held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (2) the Redemption Date is within 120 days of the consummation of any such Equity Offering.

Prior to May 15, 2019, the Company may at its option redeem the Securities, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after May 15, 2019, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month, except that if the period from the redemption date to May 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.

“Applicable Premium” means, with respect to any Securities at any Redemption Date, the greater of

(1)                                 1.00% of the principal amount of such Securities; and

(2)                                 the excess of (a) the present value at such Redemption Date of (i) the Redemption Price of the Securities on May 15, 2019 as set forth in the table above plus (ii) all required remaining scheduled interest payments due on such Securities through May 15, 2019 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date, over (b) the principal amount of such Securities on such Redemption Date

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity most nearly equal to the period from the

Redemption Date to May 15, 2019 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to May 15, 2019.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is given to the Company, Reference Treasury Dealer Quotations for such Redemption Date.

“Quotation Agent” means a Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means each of three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

If (i) the National Pump Acquisition is not consummated on or before the date that is 45 days after the Issue Date (or, if such day is not a Business Day, then the next succeeding Business Day) (the “Acquisition Deadline”), (ii) the Company has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline and gives the Trustee a written notice to that effect, or (iii) the National Pump Asset Purchase Agreement is terminated in accordance with its terms or by agreement of the parties thereto, if the National Pump Acquisition has not been consummated, the Company shall redeem the Securities (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” means the earliest to occur of (i) the Acquisition Deadline, if the National Pump Acquisition is not consummated on or before such date, (ii) the 10th Business Day following written notification by the Company to the Trustee that the Company has determined that the National Pump Acquisition will not be consummated on or before the Acquisition Deadline, and (iii) the 10th Business Day following the termination of the National Pump Asset Purchase Agreement, if the National Pump Acquisition has not been consummated.

If the Company is required to redeem the Securities pursuant to this Special Mandatory Redemption because the National Pump Acquisition is not completed on or before the Acquisition Deadline, the Company shall cause a conditional notice of redemption to be mailed, with a copy to the Trustee, to each Holder of the Securities at its registered address at least five Business Days prior to the applicable Special Mandatory Redemption Date. Such redemption notice shall be conditioned upon failure to complete the National Pump Acquisition on or before the Acquisition Deadline and any other conditions the Company may determine.

In all other cases, if the Company is required to redeem the Securities pursuant to this Special Mandatory Redemption, the Company shall cause the notice of redemption to be mailed, with a copy to the Trustee, to each Holder of the Securities at its registered address within five Business Days after the occurrence of the event that requires the Company to redeem such Securities. Unless the Company defaults in payment of the redemption price and accrued and unpaid interest on the Securities, on and after the Special Mandatory Redemption Date, interest shall stop accruing on the Securities.

Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on Interest Payment Dates falling on or prior to the Special Mandatory Redemption Date shall be payable on such Interest Payment Dates to the registered Holders as of the close of business on the relevant record dates in accordance with the Securities and the Indenture. If funds sufficient to pay the special mandatory redemption price of the Securities to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Securities shall cease to bear interest.

The Securities are not subject to any sinking fund.

The Indenture provides that the Company is obligated (a) upon the occurrence of a Change of Control to make an offer to purchase all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase and (b) to make an offer to purchase Securities with a portion of the net cash proceeds of certain sales or other dispositions of assets (not applied as specified in the Indenture within the periods set forth therein) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

In the event of redemption or purchase of this Security in part only pursuant to a Change of Control Offer or an Asset Sale Offer, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for legal defeasance at any time of the entire indebtedness of this Security or for covenant defeasance of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default shall occur and be continuing, there may be declared due and payable the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the

Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 45 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to a Change of Control Offer or an Asset Sale Offer, on or after the relevant Purchase Date).

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Security is issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are Guaranteed pursuant to Guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees.  The Indenture provides that each Guarantor shall be released from its Guarantee upon compliance with certain conditions.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                         agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $                       .  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 10.13 or 10.14 of the Indenture, check the applicable box:

Section 10.13  ☐

Section 10.14  ☐

If you want to elect to have only a part of the principal amount of this Security purchased by the Company pursuant to Section 10.13 or 10.14 of the Indenture, state the portion of such amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

Each of the undersigned guarantors (each a “Guarantor” and together, the “Guarantors”), which term includes any successor under the Indenture (the “Indenture”) referred to in the Security upon which this notation is endorsed), hereby unconditionally and irrevocably guarantees on a senior basis, jointly and severally with each other Guarantor of the Securities, to each Holder and to the Trustee and its successors and assigns (a) the full and prompt payment (within applicable grace periods) of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and prompt performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities, subject to certain limitations set forth in the Indenture (all the foregoing being hereinafter collectively called the “Guarantee Obligations”).  The Guarantor further agrees that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under Article XIII of the Indenture notwithstanding any extension or renewal of any Guarantee Obligation.  Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

Subject to the terms of the Indenture, this Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the signature of one of its authorized signatories.

Notwithstanding any other provision of the Indenture or this Guarantee, under the Indenture and this Guarantee the maximum aggregate amount of the obligations guaranteed by the Guarantor shall not exceed the maximum amount that can be guaranteed without rendering the Indenture or this Guarantee, as it relates to such Guarantor, voidable under applicable federal or state law relating to fraudulent conveyance or fraudulent transfer.  This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions thereof.

[Signature page follows]

B-1

UNITED RENTALS, INC.

By:
Name:
Title:

UNITED RENTALS (DELAWARE), INC.

By:
Name:
Title:

UNITED RENTALS FINANCING LIMITED PARTNERSHIP, BY UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC, ITS GENERAL PARTNER

By:
Name:
Title:

UNITED RENTALS HIGHWAY TECHNOLOGIES GULF, LLC

By:
Name:
Title:

UNITED RENTALS REALTY, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS SOLE MEMBER

By:
Name:
Title:

B-2